UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2021

INVO BIOSCIENCE, INC.

(Exact name of registrant as specified in charter)

Nevada	001-39701	20-4036208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5582 Broadcast Court Sarasota, Florida	34240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 878-9505

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	INVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company [  ].

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Departure of Principal Officers

Effective June 14, 2021, Debra Hoopes resigned as our acting Chief Financial Officer. Ms. Hoopes’ resignation is not because of any disagreements with INVO Bioscience, Inc. on matters relating to its operations, policies and practices.

Appointment of Principal Officers

Effective June 14, 2021, our board of directors appointed Andrea Goren as our Chief Financial Officer. We have agreed to pay Mr. Goren an annual salary of $215,000. In addition, Mr. Goren will also be eligible to earn bonus compensation of up to 50% of the base salary as determined by the board and based on performance milestones. In addition to his base salary and performance bonus, we granted Mr. Goren: (i) 5,000 shares of our common stock and (ii) a three-year option to purchase 72,500 shares of our common stock at an exercise price of $5.205 per share. These options and restricted stock will not commence vesting or be exercisable until we have sufficient shares available under our 2019 Stock Incentive Plan on January 1, 2022 in accordance with the annual increase provisions contained in Section 4.2 thereunder, at which time 12,083 shares will vest and the remainder will vest monthly over a 3-year period.

Andrea Goren, 53, has served as our Chief Financial Officer since June 14, 2021 and has been advising INVO’s CEO on financial, legal and strategic matters since June 2020. Mr. Goren has 25+ years’ experience in private equity, investment banking and corporate finance, during which time he worked closely with management teams in growing and restructuring their businesses and participated in the closing of numerous transactions with a combined value of almost $1 billion. From 2003 to 2021, Mr. Goren was managing director and CFO of Phoenix Group, a private equity firm focused on the turnaround of small, publicly traded companies. In that capacity, Mr. Goren served from 2011 to 2021 as CFO of iSign Solutions Inc. (ticker: ISGN), an electronic signature software company, and on the board of Xplore Technologies Corp. (ticker: XPLR), a leading provider of rugged Tablet PCs that was by acquired by Zebra Technologies in 2018. In 2010, Mr. Goren joined the board of iSign Solutions Inc. and continues to serve in that capacity. Prior to Phoenix, Mr. Goren served as vice president of Shamrock International, a private equity firm part of Roy Disney’s holding company, and of Madison Capital Group, a boutique M&A firm focused on restructuring. Mr. Goren earned a BA in History from Connecticut College (1989) and an MBA in Finance from Columbia University (1994).

The foregoing summaries of Mr. Goren’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of his employment agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01 Other Events

On June 15, 2021, we issued a press release titled “INVO Bioscience Appoints Andrea Goren as Chief Financial Officer”. A copy of the press release is filed hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement
99.1	Press release dated June 15, 2021
99.2	Resignation letter of Debra Hoopes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INVO BIOSCIENCE, INC.

	By:	/s/ Steven Shum
	Name:	Steven Shum
	Title:	Chief Executive Officer

Dated June 15, 2021